UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 2, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Report on Form 8-K/A amends the Current Report on Form 8-K filed by Kodiak Oil & Gas Corp. (the “Company”) on April 8, 2010 (the “Original Form 8-K”). The following amends the disclosure provided under “Item 1.01 - Entry into a Material Definitive Agreement” in its entirety. All other information disclosed in the Original Form 8-K remains unchanged.

Item 1.01  Entry into a Material Definitive Agreement.

On April 2, 2010, the Company entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) between the Company and Macquarie Barnett, LLC, effective March 31, 2010, pursuant to which the Company acquired 5,680 gross mineral acres (4,531 net) in McKenzie County, N.D. for a purchase price of $7.5 million. The lands are located on the border of McKenzie and Williams Counties west of the Nesson Anticline.  Also included in the acquisition are certain surface facilities and equipment associated with a temporarily abandoned well and pipeline infrastructure that ties into a regional natural gas pipeline controlled by a third-party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Chief Financial Officer, Secretary and Treasurer

Date: August 5, 2010